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Exhibit 10.2

STATE OF CONNECTICUT
DEPARTMENT OF SOCIAL SERVICES
CONTRACT AMENDMENT

Amendment Number:	15
Contract #:	093-MED-WCC-l
Contract Period:	08/11/2001 - 06/30/2007
Contractor Name:	WELLCARE OF CONNECTICUT, INC.
Contractor Address:	116 Washington Avenue, 2nd Floor, North Haven, CT 06473

In response to the Orders by the Freedom of Information Commission, issued December 14,2005 and April 12, 2006, contract number 093-MED-WCC-l by and between the Department of Social Services (the "Department") and WELLCARE of CONNECTICUT, Inc. (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1,2, 3,4,5,6,7, 8, 9,10,11,12,13 and 14 is hereby further amended as follows:

1. In performing any acts required or described by this Contract, the Contractor shall be considered to be performing a governmental function for the Department, as that term is defined in section 1-200(11) of the Connecticut General Statutes. Pursuant to section 1-218 of the Connecticut General Statutes, therefore, the Department is entitled to receive a copy of records and files related to the performance of the governmental function, as set forth in this Contract. Such records and files are subject to the Freedom of Information Act and may be disclosed by the Department pursuant to the Freedom of Information Act. Requests to inspect or copy such records or files shall be made to DSS in accordance with the Freedom of Information Act. Accordingly, if the Contractor is in receipt of a request made pursuant to the Freedom of Information Act to inspect or copy such records or files, the Contractor shall forward that request to DSS.

2. Upon receipt of a Freedom of Information Act request by the Department that seeks records or files related to the performance of the governmental function performed by the Contractor for the Department, the Department shall send such request to the Contractor. The Contractor shall review the request and, with reasonable promptness, search its records and files for documents that are responsive to the request. The Contractor shall send to the Department a copy of those documents that are responsive to the request. If, upon review of the request, the Contractor determines that it will require more than fourteen (14) days to search for and provide copies of responsive documents to the Department, the Contractor shall contact the Department within seven (7) days of the receipt of the request from the Department.

3. If the Contractor concludes that any of the responsive documents may be exempt from disclosure pursuant to section l-210(b) of the Connecticut General Statutes, the Contractor shall mark said documents prior to sending them to the Department and explain the basis for its conclusion. The Department shall review the Contractor's explanation and, as necessary, discuss said conclusion with the Contractor. If the Department agrees that the marked documents may be exempt under section l-210(b) of the Connecticut General Statutes, the Department shall not release those documents in its response to the Freedom of Information request. If, however, the Department disagrees, in good faith, with the conclusion by the Contractor that said documents may be exempt pursuant to section l-210(b) of the Connecticut General Statutes, the Department shall notify the Contractor, in writing, that it intends to release the documents fourteen (14) days from the date of the notice.

4. If the Contractor concludes that a document is protected by the attorney-client or work product privilege, the Contractor may decline to produce the document and must specifically assert the privilege by identifying the nature of the document and claiming the privilege.

5. If the Contractor asserts an exemption under paragraph 3 or a privilege under paragraph 4 of this Contract, and the Department honors said claim, the Contractor shall seek to intervene in order to defend the claim for an exemption or privilege in any subsequent Freedom of Information Commission proceeding challenging the Department's refusal to disclose said documents.

6. This Amendment is entered into as a result of orders of the Freedom of Information Commission..If, at any time, such orders are reversed or otherwise declared not legal and binding, this Amendment shall no longer be in effect.

7. To the extent that this amendment conflicts with any other provisions of the Contract, this amendment supersedes those provisions. Otherwise, the other provisions of the Contract remain intact.

ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

CONTRACTOR	DEPARTMENT
WellCare of Connecticut, Inc	Department of Social Services
/s/ Todd S. Farha 4/25/06	/s/ Michael Starkowski 5/1/06
Signature ( Authorized Official) (Date)	Signature ( Authorized Official) (Date)
OFFICE OF THE ATTORNEY GENERAL

Attorney General (as to form)
( )This contract does require the signature of the Attorney General pursuant to an agreement between the Department and the Office of the Attorney General dated: _____

STATE OF CONNECTICUT DEPARTMENT OF SOCIAL SERVICES

Authorization of Signature Document

I, Thaddeus Bereday, Senior Vice President, General Counsel and Secretary of WellCare of Connecticut, Inc. (f/k/a/ FirstChoice Health Plans of Connecticut, Inc.), a corporation organized under the laws of the State of Connecticut, hereby certifies that the following is a full and true copy of a resolution adopted at a meeting of the Board of Directors of said company, duly held on the 30th day of March, 2005:

"RESOLVED that Todd S. Farha, President and Chief Executive Officer is hereby authorized to make, execute and approve on behalf of this company, any and all contracts and amendments and to execute and approve on behalf of this company, other instruments, a part of or incident to such contracts and amendments effective until otherwise ordered by the Board of Directors".

Also, I do further certify that the above resolution has not been in anyway altered, amended or repealed, and is now in full force and effect. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said company this 26th day of April, 2006.

/s/ Thaddeus Bereday	4/26/06
Authorized Signature, Title	Date

(Seal or L.S.)

GIFT AFFIDAVIT
(CONTRACT - NO PREVIOUS BID OR PROPOSAL)

Gift affidavit to accompany state procurements with a value of $50,000 or more in a calendar year or fiscal year and licensing arrangements with a cost to the State greater than $50,000 in a calendar year, pursuant Conn. Stat. §4-250 and 251, Governor M. Jodi Rell’s Executive Order No. 7B, para. 10.

Contractor: WELLCARE of CONNECTICUT, Inc.	Amount:
Contract #: 093-MED-WWC-1	Period: 08/11/01 - 06/30/07

I Todd S. Farha, of WellCare of Connecticut, Inc., hereby swear that during the two-year period preceding the date this contract was executed that neither myself nor any principals or key personnel of the contracting firm or corporation who participated directly, extensively and substantially in the negotiation of this contract, nor any agent of the above, gave a gift as defined in Conn. Gen. Stat. §1-79(e), including a life event gift as defined in Conn. Gen. Stat. § 1-79(e) (12), to (1) any public official or state employee of the state agency or quasi-public agency who executed or participated directly, extensively, and substantially in the negotiation or award of the contract or (2) to any public official or state employee who has supervisory or appointing authority over the state agency or quasi-public agency executing this contract, except the gifts listed below:

Benefactor	Recipient	Description of Gift	Value	Date

Further, neither I nor any principals or key personnel of the contracting firm or corporation who participated directly, extensively and substantially in the negotiation or award of this contract know of any action to circumvent this gift affidavit.

Sworn as true to the best of my knowledge and belief subject to the penalties of false statement.

/s/ Todd S. Farha Signature	4/26/06 Date
Sworn and subscribed before me in this 26th day of April , 2006 /s/ Rebecca Neal Commissioner of the Superior Court Notary Commission Expires 6/19/07